                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549




                                   FORM 8-K(A)




                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934



                          Date of Report: April 7, 1997



                           JACOR COMMUNICATIONS, INC.



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


           0-12404                                     31-0978313
(Commission File No.)                          (IRS Employer Identification No.)



                          50 East RiverCenter Boulevard
                                   12th Floor
                               Covington, KY 41017

                                 (606) 655-2267

Item 2.   Acquisition or Disposition of Assets

     As previously reported, on April 7, 1997, Jacor Communications, Inc. (the "Company"), Jacor Communications Company ("JCC"), a wholly-owned subsidiary of the Company, and PRN Holding Acquisition Corp. ("Buyer"), a wholly-owned subsidiary of JCC, entered into an Agreement and Plan of Merger (the "Merger Agreement") with Premiere Radio Networks, Inc. ( "Premiere"). Pursuant to the terms of the Merger Agreement, Buyer will merge with and into Premiere (the "Merger") such that each outstanding share of Premiere capital stock (other than Premiere shares held by the Company, treasury shares and dissenting shares, if any) will be converted into the right to acquire $13.50 in cash and .1525424 shares (the "Exchange Ratio") of Jacor common stock. Premiere will be the surviving company in the merger and will be a subsidiary of the Company.

     The details of the Merger are set forth in more detail in the Company's initial Form 8-K filed with the Securities and Exchange Commission on April 8, 1997.

Item 7.   Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired.                          Page

     Report of Independent Auditors
     Consolidated Balance Sheets at December 31, 1996 and 1995
     Consolidated Statements of Income for each of the three years in the period ended December 31, 1996
     Consolidated Statements of Stockholders' Equity for each of the three years in the period ended December 31, 1996
     Consolidated Statements of Cash Flows  for each of the three years in the period ended December 31, 1996
     Notes to Consolidated Financial Statements

(b)  Pro Forma Financial Information.

     Unaudited Pro Forma Condensed Consolidated Statement of Operations
      for the year ended December 31, 1996
     Unaudited Pro Forma Condensed Consolidated Balance Sheet at
      December 31, 1996
     Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(c)  Exhibits

2.1 Agreement and Plan of Merger dated as of April 7, 1997 among Jacor Communications, Inc. (the "Company"), Jacor Communications Company ("JCC"), PRN Holding Acquisition Corp. ("Buyer"), and Premiere Radio Networks, Inc. (omitting schedules and exhibits not deemed material). *

2.2 Shareholders' Agreement dated as of April 7, 1997 by and among the Company, JCC, Archon Communications, Inc. ("Archon"), the stockholders of Archon and certain shareholders of Premiere (omitting schedules and exhibits not deemed material). *

2.3 Stock Purchase Agreement dated as of April 7, 1997 among the Company, JCC, Archon Communications Partners LLC and News America Holdings Incorporated (omitting schedules and exhibits not deemed material). *

23.1 Consent of Ernst & Young LLP

99.1 Press Release dated April 7, 1997 (relating to Premiere). *

99.2 Press Release dated April 7, 1997 (relating to NSN Network Services). *


*    Previously filed.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              JACOR COMMUNICATIONS, INC.



May 2, 1997                        By: /s/ Jon M. Berry
                                      ----------------------------------
                                     Jon M. Berry, Senior Vice President
                                     and Treasurer

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma financial information is based on the historical financial statements of the Company and Premiere and has been prepared to illustrate the effects of the acquisitions described below and the related financing transactions.

    The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1996, the latest twelve months ended March 31, 1997 and the three months ended March 31, 1996 give effect to each of the following transactions as if such transactions had been completed January 1, 1996: (i) the Merger, (ii) the Company's acquisition of the assets of EFM Media Management, Inc., EFM Publishing, Inc. and PAM Media, Inc. (the "EFM Acquisition") and (iii) the Company's 1996 acquisitions of Citicasters, Inc. ("Citicasters"), Noble Broadcast Group, Inc. ("Noble") and the Selected Gannett Radio Stations, the Company's immaterial acquisitions completed in 1996, the Company's divestiture of its Tampa television station, the Company's 1997 acquisition of Regent Communications, Inc. ("Regent") and the Company's immaterial transactions completed in 1997 (collectively, the "Other Acquisitions"). The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 1997 gives effect to the following transactions as if such transactions had been completed January 1, 1997: (i) the Merger, (ii) the EFM Acquisition, and (iii) Jacor's 1997 acquisition of Regent and other 1997 immaterial acquisitions both completed and pending as of April 30, 1997. The pro forma condensed consolidated balance sheet as of March 31, 1997 has been prepared as if the Merger and the Company's other pending acquisitions of radio stations as of April 30, 1997 (the "Pending Transactions") had occurred on March 31, 1997.

    The Pending Transactions will be accounted for using the purchase method of accounting. The total purchase costs of the Pending Transactions will be allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values. The allocation of the aggregate purchase price reflected in the Unaudited Pro Forma Financial Information is preliminary. The final allocation of the purchase price will be contingent upon the receipt of final appraisals of the acquired assets and notes thereto. The Unaudited Pro Forma Financial Information is not necessarily indicative of either future results of operations or the results that might have occurred if the foregoing transactions had been consummated on the indicated dates.

    The Unaudited Pro Forma Financial Information should be read in conjunction with Jacor's Consolidated Financial Statements and notes thereto and Premiere's Consolidated Financial Statements and notes thereto filed herewith.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                    YEAR ENDED DECEMBER 31, 1996
                                                                  -----------------------------------------------------------------
                                                                                  OTHER         JACOR
                                                                               ACQUISITIONS     OTHER
                                                                  HISTORICAL    PRO FORMA    ACQUISITIONS  HISTORICAL   HISTORICAL
                                                                     JACOR     ADJUSTMENTS    PRO FORMA        EFM       PREMIERE
                                                                  -----------  ------------  ------------  -----------  -----------
Net revenue.....................................................   $ 223,761    $  220,373(a)  $  444,134   $  47,357    $  23,826
Broadcast operating expenses....................................     151,065       154,119(a)     305,184      29,538       16,533
Depreciation and amortization...................................      23,404        40,993(a)      64,397          84        1,908
Corporate general and administrative expenses...................       7,629         1,479(a)       9,108      13,645
Unusual charges.................................................                                                               417
Special bonuses.................................................       2,303                       2,303
                                                                  -----------  ------------  ------------  -----------  -----------
    Operating income (loss).....................................      39,360        23,782        63,142        4,090        4,968
Interest expense................................................     (32,244)      (46,232)(b)     (78,476)                   (102)
Gain on sale of radio stations and other assets.................       2,539                       2,539
Write-off of debt issuance costs................................                                                            (1,949)
Other income (expense), net.....................................       5,716                       5,716          488        1,217
                                                                  -----------  ------------  ------------  -----------  -----------
    Income (loss) before income taxes and extraordinary items...      15,371       (22,450)       (7,079)       4,578        4,134
                                                                  -----------  ------------  ------------  -----------  -----------
Income tax (expense) benefit....................................      (7,300)        6,629(h)        (671)                  (1,698)
                                                                  -----------  ------------  ------------  -----------  -----------
    Income (loss) before extraordinary items....................   $   8,071    $  (15,821)   $   (7,750)   $   4,578    $   2,436
                                                                  -----------  ------------  ------------  -----------  -----------
                                                                  -----------  ------------  ------------  -----------  -----------
    Income (loss) per common share..............................   $    0.30
                                                                  -----------
                                                                  -----------
Number of common shares used in per share computations..........      26,830
                                                                  -----------
                                                                  -----------

                                                                                                             LTM ENDED
                                                                                                             MARCH 31,
                                                                                                               1997
                                                                                                            -----------
                                                                    PREMIERE     ACQUISITION      TOTAL        TOTAL
                                                                    PRO FORMA     PRO FORMA     COMBINED     COMBINED
                                                                   ADJUSTMENTS   ADJUSTMENTS    PRO FORMA    PRO FORMA
                                                                  -------------  ------------  -----------  -----------
Net revenue.....................................................    $   7,852(c)                $ 523,169    $ 533,627
Broadcast operating expenses....................................        5,932(c)  $    2,606(d)    359,793     368,124
Depreciation and amortization...................................        2,400(c)      18,426(e)     87,215      88,020
Corporate general and administrative expenses...................                     (13,645)(d)      9,108     10,190
Unusual charges.................................................                        (417)(f)
Special bonuses.................................................                                    2,303        2,303
                                                                  -------------  ------------  -----------  -----------
    Operating income (loss).....................................         (480)        (6,970)      64,750       64,990
Interest expense................................................                      (1,617)(b)    (80,195)    (78,712)
Gain on sale of radio stations and other assets.................                                    2,539        4,695
Write-off of debt issuance costs................................                       1,949(g)
Other income (expense), net.....................................         (632)(c)                   6,789        6,855
                                                                  -------------  ------------  -----------  -----------
    Income (loss) before income taxes and extraordinary items...       (1,112)        (6,638)      (6,117)      (2,172)
                                                                  -------------  ------------  -----------  -----------
Income tax (expense) benefit....................................          354(c)       1,128(h)       (887)       (454)
                                                                  -------------  ------------  -----------  -----------
    Income (loss) before extraordinary items....................    $    (758)    $   (5,510)   $  (7,004)   $  (2,626)
                                                                  -------------  ------------  -----------  -----------
                                                                  -------------  ------------  -----------  -----------
    Income (loss) per common share..............................                                $   (0.16)   $   (0.06)
                                                                                               -----------  -----------
                                                                                               -----------  -----------
Number of common shares used in per share computations..........                                   42,985(n)     42,985
                                                                                               -----------  -----------
                                                                                               -----------  -----------

 See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                        THREE MONTHS ENDED MARCH 31, 1997
                                                                               ----------------------------------------------------
                                                                                               OTHER         JACOR
                                                                                            ACQUISITIONS     OTHER
                                                                               HISTORICAL    PRO FORMA    ACQUISITIONS  HISTORICAL
                                                                                  JACOR     ADJUSTMENTS    PRO FORMA        EFM
                                                                               -----------  ------------  ------------  -----------
Net revenue..................................................................   $  88,828    $   11,151(a)  $   99,979   $  11,191
Broadcast operating expenses.................................................      67,305         9,956(a)      77,261       6,833
Depreciation and amortization................................................      13,369         3,411(a)      16,780          16
Corporate general and administrative expenses................................       2,762                       2,762        1,146
                                                                               -----------  ------------  ------------  -----------
    Operating income (loss)..................................................       5,392        (2,216)        3,176        3,196
Interest expense.............................................................     (17,176)       (2,353)(b)     (19,529)
Gain on sale of radio stations and other assets..............................       4,695                       4,695
Other income (expense), net..................................................         405                         405            6
                                                                               -----------  ------------  ------------  -----------
    Income (loss) before income taxes and extraordinary items................      (6,684)       (4,569)      (11,253)       3,202
                                                                               -----------  ------------  ------------  -----------
Income tax (expense) benefit.................................................       4,100         1,781(h)       5,881
                                                                               -----------  ------------  ------------  -----------
    Income (loss) before extraordinary items.................................   $  (2,584)   $   (2,788)   $   (5,372)   $   3,202
                                                                               -----------  ------------  ------------  -----------
                                                                               -----------  ------------  ------------  -----------
    Loss per common share....................................................   $   (0.08)
                                                                               -----------
                                                                               -----------
Number of common shares used in per share computations.......................      34,085

                                                                                                                          THREE

                                                                                                                         MONTHS

                                                                                                                       ENDED MARCH

                                                                                                                        31, 1996

                                                                                                                       -----------

                                                                                            ACQUISITION      TOTAL        TOTAL

                                                                               HISTORICAL    PRO FORMA     COMBINED     COMBINED

                                                                                PREMIERE    ADJUSTMENTS    PRO FORMA    PRO FORMA

                                                                               -----------  ------------  -----------  -----------

Net revenue..................................................................   $   7,190                  $ 118,360    $ 107,902

Broadcast operating expenses.................................................       5,163    $      650(d)     89,907      81,576

Depreciation and amortization................................................       1,073         4,632(e)     22,501      21,696

Corporate general and administrative expenses................................                    (1,146)(d)      2,762      1,680

                                                                               -----------  ------------  -----------  -----------

    Operating income (loss)..................................................         954        (4,136)       3,190        2,950

Interest expense.............................................................                      (494)(b)    (20,023)    (21,506)

Gain on sale of radio stations and other assets..............................                                  4,695        2,539

Other income (expense), net..................................................         170                        581          515

                                                                               -----------  ------------  -----------  -----------

    Income (loss) before income taxes and extraordinary items................       1,124        (4,630)     (11,557)     (15,502)

                                                                               -----------  ------------  -----------  -----------

Income tax (expense) benefit.................................................        (461)        1,472(h)      6,892       6,459

                                                                               -----------  ------------  -----------  -----------

    Income (loss) before extraordinary items.................................   $     663    $   (3,158)   $  (4,665)   $  (9,043)

                                                                               -----------  ------------  -----------  -----------

                                                                               -----------  ------------  -----------  -----------

    Loss per common share....................................................                              $   (0.11)   $   (0.21)

                                                                                                          -----------  -----------

                                                                                                          -----------  -----------

Number of common shares used in per share computations.......................                                 42,985(n)     42,985


 See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                          AS OF MARCH 31, 1997
                                                    ----------------------------------------------------------------
                                                                   OTHER         JACOR
                                                                ACQUISITION      OTHER
                                                    HISTORICAL   PRO FORMA    ACQUISITIONS   HISTORICAL   HISTORICAL
                                                      JACOR     ADJUSTMENTS    PRO FORMA       EFM(O)      PREMIERE
                                                    ----------  -----------   ------------   ----------   ----------

Current assets:
  Cash and cash equivalents.......................  $   12,418   $ (6,831)(j)  $    5,587     $  4,868     $11,584
  Accounts receivable.............................      86,326        156(i)       86,482        2,220       6,973
  Prepaid expenses and other current assets.......      17,081        754(i)       17,835        7,283       2,049
                                                    ----------  -----------   ------------   ----------   ----------
      Total current assets........................     115,825     (5,921)        109,904       14,371      20,606
Property and equipment............................     157,631     27,418(i)      185,049          153       2,375
Intangible assets.................................   1,531,138    209,732(i)    1,740,870                   29,405
Other assets......................................      87,827    (24,174)(i)      54,653           33       5,632
                                                                   (9,000)(j)
                                                    ----------  -----------   ------------   ----------   ----------
      Total assets................................  $1,892,421   $198,055      $2,090,476     $ 14,557     $58,018
                                                    ----------  -----------   ------------   ----------   ----------
                                                    ----------  -----------   ------------   ----------   ----------
Current liabilities:
  Accounts payable, accrued expenses and other
    current liabilities...........................  $   65,496   $  1,199(i)   $   66,695     $ 11,155     $ 3,354
  Long-term debt, current portion.................       8,500                      8,500
                                                    ----------  -----------   ------------   ----------   ----------
      Total current liabilities...................      73,996      1,199          75,195       11,155       3,354
Long-term debt....................................     688,500    173,000(j)      861,500
5 1/2% Liquid Yield Option Notes..................     120,183                    120,183
Other liabilities.................................     111,035      1,206(i)      112,241        3,322       1,825
Deferred tax liability............................     302,884                    302,884                    3,726
Shareholders' equity:
  Common stock ...................................         348          9(j)          357            2          79
  Additional paid-in capital......................     538,564     22,641(j)      561,205                   40,997
  Common stock warrants...........................      31,500                     31,500
  Unrealized gain on investments..................       8,191                      8,191
  Retained earnings...............................      17,220                     17,220           78       8,037
                                                    ----------  -----------   ------------   ----------   ----------
      Total shareholders' equity..................     595,823     22,650         618,473           80      49,113
                                                    ----------  -----------   ------------   ----------   ----------
      Total liabilities and shareholders'
       equity.....................................  $1,892,421   $198,055      $2,090,476     $ 14,557     $58,018
                                                    ----------  -----------   ------------   ----------   ----------
                                                    ----------  -----------   ------------   ----------   ----------


                                                    ACQUISITION     TOTAL
                                                     PRO FORMA     COMBINED
                                                    ADJUSTMENTS   PRO FORMA
                                                    -----------   ----------
Current assets:
  Cash and cash equivalents.......................   $(16,300)(l) $   5,739
  Accounts receivable.............................                   95,675
  Prepaid expenses and other current assets.......                   27,167
                                                    -----------   ----------
      Total current assets........................    (16,300)      128,581
Property and equipment............................        528(k)    188,105
Intangible assets.................................    200,079(k)  1,970,354
Other assets......................................                   60,318

                                                    -----------   ----------
      Total assets................................   $184,307     $2,347,358
                                                    -----------   ----------
                                                    -----------   ----------
Current liabilities:
  Accounts payable, accrued expenses and other
    current liabilities...........................                $  81,204
  Long-term debt, current portion.................                    8,500
                                                                  ----------
      Total current liabilities...................                   89,704
Long-term debt....................................   $ 23,500(l)    885,000
5 1/2% Liquid Yield Option Notes..................                  120,183
Other liabilities.................................                  117,388
Deferred tax liability............................     12,000(k)    318,610
Shareholders' equity:
                                                          (81)(m)
  Common stock ...................................         71(l)        428
  Additional paid-in capital......................    (40,997)(m)   759,134
                                                      197,929(l)
  Common stock warrants...........................                   31,500
  Unrealized gain on investments..................                    8,191
  Retained earnings...............................     (8,115)(m)    17,220
                                                    -----------   ----------
      Total shareholders' equity..................    143,107       816,473
                                                    -----------   ----------
      Total liabilities and shareholders'
       equity.....................................   $184,307     $2,347,358
                                                    -----------   ----------
                                                    -----------   ----------

 See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1997
                                 (IN THOUSANDS)

(a) These adjustments reflect additional revenues and expenses related to the Other Acquisitions.

                                                               YEAR ENDED DECEMBER 31, 1996
                                                    --------------------------------------------------
                                                                BROADCAST   DEPRECIATION
                                                       NET      OPERATING        AND       CORPORATE G
                                                     REVENUE    EXPENSES    AMORTIZATION       & A
                                                    ---------  -----------  -------------  -----------
Noble.............................................  $  10,715   $   9,062     $   2,365            --
Citicasters.......................................    101,806      58,543        21,913     $   1,479
Gannett...........................................      2,202       6,727            --            --
Regent............................................     33,797      26,447         6,897            --
Other.............................................     71,853      53,340         9,818            --
                                                    ---------  -----------  -------------  -----------
    Total.........................................  $ 220,373   $ 154,119     $  40,993     $   1,479
                                                    ---------  -----------  -------------  -----------
                                                    ---------  -----------  -------------  -----------

                                                      THREE MONTHS ENDED MARCH 31, 1997
                                                    -------------------------------------
                                                                BROADCAST   DEPRECIATION
                                                       NET      OPERATING        AND
                                                     REVENUE    EXPENSES    AMORTIZATION
                                                    ---------  -----------  -------------
Regent............................................         --   $     233     $   1,145
Other.............................................  $  11,151       9,723         2,266
                                                    ---------  -----------  -------------
                                                       11,151       9,956         3,411
                                                    ---------  -----------  -------------
                                                    ---------  -----------  -------------

(b) These adjustments represent additional interest expense associated with the Company's borrowings under its Credit Facility, the issuance of its 1996 10 1/8% Notes, 1996 9 3/4% Notes and 5 1/2% Liquid Yield Option Notes, which proceeds were used to finance acquisitions. The assumed interest rate under the Credit Facility was 7 1/8%, which represents the rate as of April 1997.

(c) These adjustments represent additional revenues and expenses related to Premiere's acquisitions of After MidNite Entertainment, completed January 1997, and Cutler Productions, SJM Productions and Philadelphia Music Works, which were completed at various dates during the second half of 1996.

(d) These adjustments represent the elimination of $11,039 and $1,146 of corporate expenses related to the EFM Acquisition and the reclassification of $2,606 and $650 in operating expenses for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively, to conform with the Company's reporting practices. The elimination of expenses is due primarily to salaries of the selling shareholder whose employment was not continued.

(e) These adjustments reflect the additional depreciation and amortization expense resulting from the allocation of the Company's purchase price to the assets acquired in the Merger and the EFM Acquisition including, an increase in property and equipment and identifiable intangible assets, to their estimated fair market values and the goodwill associated with the acquisition of Premiere. Goodwill is amortized over 40 years.

(f) These adjustments represent costs recorded by Premiere related to certain attempted business acquisitions and the assimilation of completed business acquisitions, including miscellaneous severance, professional fees and transition costs.

(g) These adjustments represent the elimination of debt issuance costs written off by Premiere in 1996.

(h) To provide for the tax effect of pro forma adjustments using an estimated statutory tax rate of 40%. The acquisition adjustments described in Note (a) include non-deductible goodwill amortization estimated to be approximately $5,000 for the year ended December 31, 1996 and $1,250 for the three months ended March 31, 1997. The acquisition adjustments for the Premiere Merger include non-deductible goodwill amortization estimated to be approximately $3,800 for the year ended December 31, 1996 and $950 for the three months ended March 31, 1997.

(i) These adjustments represent the allocation of the purchase price of the Other Acquisitions to the estimated fair value of the assets acquired and liabilities assumed, and the recording of goodwill associated with the acquisitions. Previously funded escrow deposits of $24,174 were allocated as part of the purchase price.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1997
                                 (IN THOUSANDS)

(j) The adjustment represents the issuance of stock, and Credit Facility borrowings to finance the Other Acquisitions.

                                                                                          OTHER
                                                                                       ACQUISITIONS

Common Stock Issued..................................................................   $  22,650
Credit Facility Borrowings...........................................................     173,000
                                                                                       -----------
    Total............................................................................   $ 195,650
                                                                                       -----------
                                                                                       -----------

    The Company utilized $6,831 in excess cash and $9,000 of proceeds from the sale of an investment to finance, in part, the Other Acquisitions.

(k) The adjustments represent the allocation of the purchase price of the EFM Acquisition and the Premiere Merger to the estimated fair value of the assets acquired and liabilities assumed, and the recording of goodwill associated with these acquisitions.

(l) The adjustment represents the assumed net proceeds from proposed offerings of Common Stock by the Company pursuant to its omnibus shelf registration statement (Form S-3 No. 333-19291) declared effective by the Commission in April 1997 and as described in the Company's Preliminary Prospectus Supplement thereto dated May 2, 1997, to be utilized in part to finance a portion of the Premiere merger consideration, and the issuance of stock to the Premiere stockholders, borrowings under the Credit Facility to finance the EFM Acquisition and excess cash utilized to pay down Credit Facility borrowings.

                                                                         EFM      PREMIERE      TOTAL

Common Stock Offering Net Proceeds..................................         --   $ 129,200   $ 129,200
Zell Offering Proceeds..............................................         --      20,000      20,000
Common Stock Issued to Premiere Stockholders........................         --      48,800      48,800
Credit Facility Borrowings (repayments).............................  $  50,000     (26,500)     23,500
Excess Cash Utilized................................................         --      16,300      16,300
                                                                      ---------  -----------  ---------
                                                                      $  50,000   $ 187,800   $ 237,800
                                                                      ---------  -----------  ---------
                                                                      ---------  -----------  ---------

    Common Stock issued to Premiere stockholders includes Jacor stock options which will be issued to certain Premiere option holders valued at $5,700.

(m) The adjustments represent the elimination of historical stockholders' equity of the EFM Companies and Premiere as these acquisitions will be accounted for as purchases.

(n) The pro forma weighted average shares outstanding includes all shares of Common Stock outstanding at December 31, 1996 and March 31, 1997 and the shares to be issued in the Company's proposed offerings of Common Stock, the shares issued in conjunction with the acquisition of Regent and the shares to be issued to the Premiere stockholders. The pro forma weighted average shares of Jacor do not reflect any outstanding options and warrants as they are antidilutive.

(o) The historical balance sheet for the EFM Companies has been prepared as of December 31, 1996, the latest date for which a historical balance sheet was available. The historical balance sheet of the EFM Companies is not material to the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                           REFERENCE
                                                                                                         -------------
Report of Independent Auditors.........................................................................          F-2

Consolidated Balance Sheets at December 31, 1996 and 1995..............................................          F-3

Consolidated Statements of Income for each of the three years in the period ended December 31, 1996....          F-5

Consolidated Statements of Stockholders' Equity for each of the three years in the period ended
 December 31, 1996.....................................................................................          F-6

Consolidated Statements of Cash Flows for each of the three years in the period ended December 31,
 1996..................................................................................................          F-7

Notes to Consolidated Financial Statements.............................................................          F-8

                         REPORT OF INDEPENDENT AUDITORS

Stockholders and Board of Directors
  Premiere Radio Networks, Inc.

    We have audited the accompanying consolidated balance sheets of Premiere Radio Networks, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Premiere Radio Networks, Inc. at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                             ERNST & YOUNG LLP

Los Angeles, California
February 21, 1997

                         PREMIERE RADIO NETWORKS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                                             DECEMBER 31
                                                                                     ----------------------------
                                                                                         1996           1995
                                                                                     -------------  -------------
                                      ASSETS
Current assets:
  Cash and cash equivalents........................................................  $  14,776,436  $   5,432,088
  Accounts receivable, less allowance for doubtful accounts of $144,000 (1996) and
    $214,000 (1995)................................................................      7,165,928      4,086,623
  Notes receivable from officer/employees..........................................         98,172        282,279
  Recoverable income taxes (Note 7)................................................        213,828        250,952
  Deferred income taxes (Note 7)...................................................      1,000,993        549,000
  Prepaid expenses and other assets................................................        739,208      1,375,805
                                                                                     -------------  -------------
    Total current assets...........................................................     23,994,565     11,976,747
Notes receivable from officer/employees (Note 9)...................................        668,356        845,000
Investments (Note 15)..............................................................      4,215,268             --
Deferred income taxes..............................................................         99,000             --
Property and equipment, at cost, less accumulated depreciation and amortization
 (Note 4)..........................................................................      2,318,939      1,797,337
Acquired program library and program networks, net of accumulated amortization of
 $699,217 (1996) and $367,469 (1995) (Note 2)......................................      1,368,223      1,699,971
Intellectual property, net of accumulated amortization of $1,376,893 (1996) and
 $550,200 (1995) (Note 2)..........................................................     14,002,048      4,858,749
Debt issuance costs, net of accumulated amortization of $27,300 (1995) (Notes 10
 and 11)...........................................................................             --      2,143,729
Other assets (Note 9)..............................................................        899,558        711,968
                                                                                     -------------  -------------
    Total assets...................................................................  $  47,565,957  $  24,033,501
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                            See Accompanying Notes.

                         PREMIERE RADIO NETWORKS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                                             DECEMBER 31
                                                                                     ----------------------------
                                                                                         1996           1995
                                                                                     -------------  -------------
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable, accrued expenses and other liabilities
    (Notes 8 and 10)...............................................................  $   1,535,429  $   1,722,205
  Accrued payroll, bonuses, deferred compensation and profit sharing contribution
    (Note 9).......................................................................        830,788        905,468
  Income taxes payable (Note 7)....................................................         15,920         25,022
  Deferred revenue (Notes 2 and 15)................................................        250,000         83,326
  Current portion of notes payable, net of discount of $6,568 (1996)
    (Note 5).......................................................................        505,932        400,000
                                                                                     -------------  -------------
    Total current liabilities......................................................      3,138,069      3,136,021
Notes payable, net of discount of $45,045 (1995), less current portion (Notes 2 and
 5)................................................................................         75,125      1,467,455
Deferred revenue...................................................................      1,516,800             --
Due to related party (Note 10).....................................................             --        120,000
Other liabilities (Note 9).........................................................        258,482          7,714
Commitments and contingencies (Note 6).............................................
Stockholders' equity (Notes 10 and 12):
  Preferred stock, par value $.01 per share, 5,000,000 shares authorized...........             --             --
  Common stock, par value $.01 per share, 14,000,000 shares authorized, 3,592,675
    and 3,641,650 shares issued at December 31, 1996 and 1995, respectively........         35,927         36,417
  Class A common stock, par value $.01 per share, 20,000,000 shares authorized,
    4,041,420 shares issued at December 31, 1996...................................         40,414             --
  Additional paid-in capital.......................................................     34,617,213     11,752,595
  Retained earnings................................................................      9,834,325      7,513,299
  Less cost of common stock held in treasury, 1,000 shares of common stock and
    186,600 shares of Class A common stock at December 31, 1996....................     (1,950,398)            --
                                                                                     -------------  -------------
    Total stockholders' equity.....................................................     42,577,481     19,302,311
                                                                                     -------------  -------------
    Total liabilities and stockholders' equity.....................................  $  47,565,957  $  24,033,501
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                            See Accompanying Notes.

                         PREMIERE RADIO NETWORKS, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                YEAR ENDED DECEMBER 31
                                                                      -------------------------------------------
                                                                          1996           1995           1994
                                                                      -------------  -------------  -------------
Revenue:
  Gross revenue.....................................................  $  27,147,199  $  20,756,932  $  18,015,998
  Less agency commissions...........................................     (3,321,637)    (2,437,973)    (2,036,600)
                                                                      -------------  -------------  -------------
Net operating revenue...............................................     23,825,562     18,318,959     15,979,398
Operating expenses:
  Production, programming and promotions............................      7,495,131      5,472,346      5,284,036
  Selling, general and administrative...............................      9,038,141      7,827,153      7,664,557
  Depreciation and amortization.....................................      1,908,035      1,265,358        937,649
  Other charges (Note 11)...........................................        417,045             --             --
                                                                      -------------  -------------  -------------
    Total operating expenses........................................     18,858,352     14,564,857     13,886,242
                                                                      -------------  -------------  -------------
Operating income....................................................      4,967,210      3,754,102      2,093,156
Other income and expenses:
  Interest income...................................................      1,217,885        262,046         88,989
  Interest expense..................................................       (101,807)      (244,503)      (266,289)
  Gain on sale of networks..........................................             --             --      1,659,642
  Gain on sale of radio station assets..............................             --        452,919             --
  Gain (loss) on sale of marketable securities and other............             --         18,445       (221,112)
  Write-off of debt issuance costs (Note 11)........................     (1,949,120)            --             --
                                                                      -------------  -------------  -------------
                                                                           (833,042)       488,907      1,261,230
                                                                      -------------  -------------  -------------
Income before minority interest and income taxes....................      4,134,168      4,243,009      3,354,386
Minority interest in loss of joint venture..........................             --         34,121             --
                                                                      -------------  -------------  -------------
Income before income taxes..........................................      4,134,168      4,277,130      3,354,386
Provision for income taxes (Note 7).................................      1,698,000      1,721,000      1,369,000
                                                                      -------------  -------------  -------------
Net income..........................................................  $   2,436,168  $   2,556,130  $   1,985,386
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Earnings per share..................................................  $        0.28  $        0.46  $        0.43
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Weighted average common and common equivalent shares outstanding....      8,929,954      6,105,494      4,664,921
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                            See Accompanying Notes.

                         PREMIERE RADIO NETWORKS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                               CLASS A
                                     COMMON STOCK            COMMON STOCK          TREASURY STOCK      ADDITIONAL
                                ----------------------  ----------------------  ---------------------   PAID-IN    RETAINED
                                 SHARES      AMOUNT      SHARES      AMOUNT      SHARES      AMOUNT     CAPITAL    EARNINGS
                                ---------  -----------  ---------  -----------  ---------  ----------  ----------  ---------
Balance at December 31,
 1993.........................  3,000,000   $  30,000          --   $      --          --  $       --  $5,057,234  $2,971,783
  Net income for 1994.........         --          --          --          --          --          --          --  1,985,386
  Exercise of options.........     10,832         108          --          --          --          --      77,176         --
                                ---------  -----------  ---------  -----------  ---------  ----------  ----------  ---------
Balance at December 31,
 1994.........................  3,010,832      30,108          --          --          --          --   5,134,410  4,957,169
  Net income..................         --          --          --          --          --          --          --  2,556,130
  Sale of common stock and
    Class B warrants..........    500,000       5,000          --          --          --          --   3,855,877         --
  Issuance of Class A
    warrants..................         --          --          --          --          --          --   1,378,650         --
  Income tax benefit from
    stock options exercised...         --          --          --          --          --          --     400,000         --
  Exercise of options and
    warrants..................    130,818       1,309          --          --          --          --     983,658         --
                                ---------  -----------  ---------  -----------  ---------  ----------  ----------  ---------
Balance at December 31,
 1995.........................  3,641,650      36,417          --          --          --          --  11,752,595  7,513,299
  Net income..................         --          --          --          --          --          --          --  2,436,168
  Exchange of common stock for
    Class A common stock......   (140,000)     (1,400)    140,000       1,400          --          --          --         --
  Issuance of Class A common
    stock.....................         --          --   1,360,000      13,600          --          --  22,035,167         --
  Income tax benefit from
    stock options exercised...         --          --          --          --          --          --     262,000         --
  Stock dividend..............         --          --   2,502,988      25,030          --          --          --    (25,030)
  Exercise of options and
    warrants..................     91,025         910      38,432         384          --          --     567,451         --
  Unrealized loss on
    securities available for
    sale......................         --          --          --          --          --          --          --    (90,112)
  Purchase of treasury
    stock.....................         --          --          --          --     187,600  (1,950,398)         --         --
                                ---------  -----------  ---------  -----------  ---------  ----------  ----------  ---------
Balance at December 31,
 1996.........................  3,592,675   $  35,927   4,041,420   $  40,414     187,600  $(1,950,398) $34,617,213 $9,834,325
                                ---------  -----------  ---------  -----------  ---------  ----------  ----------  ---------
                                ---------  -----------  ---------  -----------  ---------  ----------  ----------  ---------


                                  TOTAL
                                ----------
Balance at December 31,
 1993.........................  $8,059,017
  Net income for 1994.........   1,985,386
  Exercise of options.........      77,284
                                ----------
Balance at December 31,
 1994.........................  10,121,687
  Net income..................   2,556,130
  Sale of common stock and
    Class B warrants..........   3,860,877
  Issuance of Class A
    warrants..................   1,378,650
  Income tax benefit from
    stock options exercised...     400,000
  Exercise of options and
    warrants..................     984,967
                                ----------
Balance at December 31,
 1995.........................  19,302,311
  Net income..................   2,436,168
  Exchange of common stock for
    Class A common stock......          --
  Issuance of Class A common
    stock.....................  22,048,767
  Income tax benefit from
    stock options exercised...     262,000
  Stock dividend..............          --
  Exercise of options and
    warrants..................     568,745
  Unrealized loss on
    securities available for
    sale......................     (90,112)
  Purchase of treasury
    stock.....................  (1,950,398)
                                ----------
Balance at December 31,
 1996.........................  $42,577,481
                                ----------
                                ----------

                            See Accompanying Notes.

                         PREMIERE RADIO NETWORKS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    YEAR ENDED DECEMBER 31
                                                                               ---------------------------------
                                                                                  1996        1995       1994
                                                                               -----------  ---------  ---------
OPERATING ACTIVITIES
Net income...................................................................  $ 2,436,168  $2,556,130 $1,985,386
Adjustments to reconcile net income to net cash provided by (used in)
 operating activities:
  Depreciation and amortization..............................................    1,908,035  1,265,358    937,649
  Loss on sale of marketable securities......................................           --         --    221,114
  Write-off of debt issuance costs...........................................    1,949,120         --         --
  Gain on sale of networks...................................................           --         --  (1,659,642)
  Gain on sale of radio station assets.......................................           --   (452,919)        --
  Gain on sale of fixed assets...............................................       (1,216)   (12,636)        --
  Deferred compensation......................................................           --         --    106,939
  Deferred operating costs of radio station..................................           --   (260,071)  (431,667)
  (Decrease) increase in allowance for doubtful accounts.....................      (70,000)     8,000     53,000
  Changes in deferred income taxes...........................................     (551,000)  (290,000)  (353,000)
  Changes in operating assets and liabilities:
    Accounts receivable......................................................   (3,009,305)  (948,679)  (602,494)
    Income taxes.............................................................       28,029   (404,249)   447,319
    Prepaid expenses and other current assets................................      566,432  (1,060,751)  (308,795)
    Notes receivable from officer/employees..................................      110,751   (797,612)  (339,767)
    Investments..............................................................       (6,825)        --         --
    Other assets.............................................................     (187,590)    25,082   (327,818)
    Accounts payable and accrued liabilities.................................     (227,326)   232,344    342,631
    Deferred income..........................................................    1,683,474   (521,129)   549,840
    Other liabilities........................................................      242,979    (99,225)        --
                                                                               -----------  ---------  ---------
Net cash provided by (used in) operating activities..........................    4,871,726   (760,357)   620,695
                                                                               -----------  ---------  ---------
INVESTING ACTIVITIES
Acquisition of property and equipment........................................   (1,250,046)  (631,084)  (469,579)
Acquisition of intangible assets.............................................   (9,713,176) (2,320,935) (3,986,199)
Purchase of common stock of Audio Net........................................   (4,000,028)        --         --
Net proceeds from sale of radio station assets...............................           --  5,565,496         --
Net proceeds from sale of equipment..........................................       35,000     80,000         --
Sale of program networks.....................................................           --         --  2,136,339
Sale of marketable securities, net...........................................           --         --  1,095,896
                                                                               -----------  ---------  ---------
Net cash (used in) provided by investing activities..........................  (14,928,250) 2,693,477  (1,223,543)
FINANCING ACTIVITIES
Proceeds from borrowings.....................................................           --         --  2,500,000
Repayment of note payable to officer.........................................           --   (750,000)        --
Repayment of borrowings......................................................   (1,528,242) (2,962,500)  (237,500)
Proceeds from issuance of common stock and Class B warrants..................           --  3,860,877         --
Proceeds from issuance of Class A common stock...............................   22,048,767         --         --
Exercise of stock options and warrants, including related tax benefit........      830,745  1,384,967     77,284
Increase in debt issuance costs..............................................           --   (405,690)        --
Purchase of treasury stock...................................................   (1,950,398)        --         --
                                                                               -----------  ---------  ---------
Net cash provided by financing activities....................................   19,400,872  1,127,654  2,339,784
                                                                               -----------  ---------  ---------
Increase in cash and cash equivalents........................................    9,344,348  3,060,774  1,736,936
Cash and cash equivalents at beginning of year...............................    5,432,088  2,371,314    634,378
                                                                               -----------  ---------  ---------
Cash and cash equivalents at end of year.....................................  $14,776,436  $5,432,088 $2,371,314
                                                                               -----------  ---------  ---------
                                                                               -----------  ---------  ---------
Cash paid for:
  Interest...................................................................  $    11,034  $ 198,058  $ 250,135
                                                                               -----------  ---------  ---------
                                                                               -----------  ---------  ---------
  Income taxes...............................................................  $ 1,929,612  $1,998,871 $1,271,700
                                                                               -----------  ---------  ---------
                                                                               -----------  ---------  ---------

                            See Accompanying Notes.

                         PREMIERE RADIO NETWORKS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    Premiere Radio Networks, Inc. (the Company) is an independent creator, producer and distributor of comedy, entertainment and music-related network radio programming, and research and other services. The Company derives a substantial portion of its revenues from the sale of commercial radio broadcast time to advertisers. The Company obtains commercial radio broadcast time from third party radio station affiliates in exchange for its network radio programs and services. The Company also derives a portion of its revenues from commissions on sales of commercial broadcast time which it sells on behalf of third party network radio programmers pursuant to exclusive sales representation agreements. Substantially all of the Company's accounts receivable are from advertising agencies that purchase commercial broadcast time from the Company on behalf of national advertisers. The Company generally does not require collateral from its customers.

    The Company also owned a radio station in Denver, Colorado (see Note 2). Radio station revenues were generally derived from the sale of commercial broadcast time to advertisers and from the leasing of the radio station to a buyer (from October 1, 1994 through February 28, 1995).

PRINCIPLES OF CONSOLIDATION

    The consolidated 1995 financial statements include the accounts of the Company's 75% owned joint venture (see Note 3). All material intercompany transactions and accounts have been eliminated. Effective on September 3, 1996, the Company acquired the other partner's interest in the joint venture and merged the joint venture entity into the Company as part of one of its divisions.

REVENUE RECOGNITION

    Revenue from the sale to advertisers of commercial broadcast time obtained in exchange for produced radio programs or research and other services is recognized when the commercials are broadcast. Sales representation commission revenue is recognized when the commercials are broadcast. Promotional fees are recognized as services are rendered. Amounts received prior to the rendering of promotional related services are recorded as deferred revenue.

    Radio station revenue was recognized in the period in which commercials were broadcast or in the case of the Local Programming and Marketing Agreement (LMA) (see Note 2) in the period during which the LMA pertains.

    Barter revenues, representing commercial broadcast time exchanged for products or services, are recognized when the commercials are broadcast and are recorded at the lesser of the estimated fair value of the commercial broadcast time or the estimated fair value of products or services received, whichever is more readily determinable.

PRODUCTION AND PROGRAMMING COSTS

    Production and programming costs are expensed in the period in which they occur. Costs related to programs not broadcast as of the balance sheet date are insignificant. The Company does not capitalize costs associated with production and distribution of internally developed programming, as the estimated future revenues from this programming is considered immaterial.

                         PREMIERE RADIO NETWORKS, INC.

                               DECEMBER 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
ADVERTISING COSTS

    Advertising costs are expensed in the period in which they occur. The accompanying statements of income include advertising costs of $105,000 in 1996, $160,000 in 1995 and $153,000 in 1994.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation and amortization is computed by the straight-line method over the estimated useful lives of the related assets as follows:

       Office furniture and equipment                             5 years
       Production and programming equipment                   5 - 7 years
       Leasehold improvements                     Remaining life of lease

MARKETABLE SECURITIES

    The Company determines the appropriate classification of debt and equity securities at the time of purchase and reevaluates their classification at each balance sheet date. Securities are classified as held-to-maturity when the Company has the intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at cost and investment income is included in earnings. The Company classifies certain highly liquid securities as trading securities. Trading securities are stated at fair value and unrealized holding gains and losses are included in income. Securities that are not classified as held-to-maturity or trading are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized holding gains and losses, net of tax, reported in stockholders' equity.

FINANCIAL INSTRUMENTS

    The fair value of financial instruments is determined by reference to various market data and other valuation techniques as appropriate. Unless otherwise described, the fair values of financial instruments approximate their recorded values.

DEBT ISSUANCE COSTS

    Debt issuance costs include the value of certain of the Class A warrants and commitment fees, legal and other professional costs directly related to the subordinated debentures. Debt issuance costs related to commitment fees incurred in connection with the subordinated debentures were being amortized over a seven-year period using the straight-line method. During the fourth quarter of 1996, the Company wrote-off the then remaining unamortized balance of debt issuance costs (Notes 10 and 11).

INTANGIBLE ASSETS

    Intangible assets are stated at cost and consist of program networks, an acquired program library, production music libraries and other intellectual properties. The carrying value of intangible assets are

                         PREMIERE RADIO NETWORKS, INC.

                               DECEMBER 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) reviewed if the facts and circumstances suggest they may be impaired. If this review indicates that the intangible assets will not be recoverable based on the undiscounted cash flows over the remaining amortization period, the Company's carrying value of the intangible assets will be reduced by the estimated short fall of the discounted cash flows.

    PROGRAM NETWORKS: Program networks represent the value of contracts with various radio stations to broadcast certain Company-produced programming and the tradenames and contracts with talent, used in the production of programming. The program networks are being amortized over a seven-year or ten-year period using the straight-line method.

    ACQUIRED PROGRAM LIBRARY: The acquired program library represents the value of a compilation of sports radio broadcasts purchased by the Company to produce sports-oriented programming. The library is being amortized over a seven-year period using the straight-line method.

    INTELLECTUAL PROPERTY: Intellectual property consists of acquired software used in radio broadcast research and the tradenames Mediabase and Newstrack, and contracts with various third party radio station affiliates which subscribe to the Mediabase and/or Newstrack research services. In addition, intellectual property includes production music libraries consisting of copyrights or exclusive licenses to production music and jingles libraries, including short-form background music utilized in the production of radio programs, commercials and jingles. Intellectual property is being amortized over a seven-year or ten-year period using the straight-line method.

INCOME TAXES

    The Company utilizes the liability method of accounting for income taxes, in accordance with Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes."

EARNINGS PER SHARE

    The computation of earnings per common and common equivalent shares is based upon the weighted average number of common shares outstanding during the period plus (in periods in which they have a dilutive effect) the effect of common shares contingently issuable, primarily from the assumed exercise of stock options and warrants to purchase common stock.

    During 1996 and 1995, primary earnings per share and fully diluted earnings per share were the same. During 1994, stock options and warrants to purchase common stock were antidilutive for purposes of calculating fully diluted earnings per share.

    Earnings per share for the years ended December 31, 1996 and 1995, is computed under the modified treasury stock method which assumes the exercise of all outstanding stock options and warrants to purchase common stock, and the use of the assumed proceeds thereof to purchase up to a maximum of 20% of the then outstanding common stock of the Company. Excess proceeds derived from the assumed purchase of such shares are assumed to be utilized to first reduce the outstanding balances of notes payable and second for investment in short-term, cash equivalent marketable securities. As a result, for purposes of determining earnings per share, net income is adjusted for the hypothetical reduction in interest expense ($16,000 and $108,000 for 1996 and 1995, respectively) and for hypothetical interest

                         PREMIERE RADIO NETWORKS, INC.

                               DECEMBER 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) income related to the assumed investment in marketable securities ($48,000 and $140,000 for 1996 and 1995, respectively), such adjustments being made net of income taxes.

    Earnings per share for the year ended December 31, 1994 was computed under the treasury stock method. Under the treasury stock method, the Company reduces the assumed number of common shares issued from the exercise of stock options and warrants to purchase common stock by the number of treasury shares assumed to be purchased from the proceeds of such dilutive securities by utilizing the average market price of the Company's common stock.

    During March 1996 the Company's Board of Directors declared a 1-for-2 stock dividend effected in the form of a 3-for-2 stock split. The stock dividend was payable in shares of Class A common stock to holders of record of the Company's common stock and Class A common stock (Stock Dividend). All references in the financial statements to the number of shares and per share amounts prior to March 1996, have been retroactively adjusted for the stock dividend.

STOCK-BASED COMPENSATION

    In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). SFAS 123 established a fair value-based method of accounting for compensation cost related to stock options and other forms of stock-based compensation plans. However, SFAS 123 allows an entity to continue to measure compensation costs using the principles of APB 25 if certain pro forma disclosures are made. The Company has elected to account for its stock compensation arrangements under the provisions of APB 25, "Accounting for Stock Issued to Employees." The Company adopted the provisions for pro forma disclosure requirements of SFAS 123 in fiscal 1996.

CHANGE IN BASIS OF PRESENTATION

    Certain reclassifications have been made to the 1995 and 1994 financial statements in order to conform to the 1996 presentation.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                         PREMIERE RADIO NETWORKS, INC.

2. ACQUISITIONS AND DISPOSITIONS

RADIO STATION

    On March 12, 1993, the Company completed an acquisition of certain assets of radio station KZDG-FM in Denver, Colorado (KZDG-FM), for $3,605,395, including acquisition costs. On September 30, 1994, the Company entered into an agreement with Shamrock Broadcasting Inc. (Shamrock), a Delaware corporation, pursuant to which the Company sold the radio station and broadcast license. The sale was completed on February 28, 1995. Under the terms of the agreement, Shamrock acquired the assets of the radio station, exclusive of cash, accounts receivable and certain identified assets for $5,500,000. In connection with the sale, the Company deferred operating losses and disposition costs of $432,000 for the period October 1, 1994 to December 31, 1994. For the year ended December 31, 1994 the radio station had revenues of $1,209,000 and losses from operations before income taxes of $729,000.

    The Company also entered into a LMA with Shamrock pursuant to which the Company licensed its broadcast time to Shamrock, including advertising time, for $22,500 per month commencing October 1, 1994. The LMA terminated upon the consummation of the sale of the radio station to Shamrock.

OLYMPIA PROGRAM NETWORKS

    On November 29, 1993, the Company acquired nine radio program networks from Olympia Networks of Missouri, Inc., including three comedy, one country music and five sports program networks for $1,000,000.

    On March 1, 1994, the Company completed the sale of the five sports program networks for $2,700,000. In connection with the sale, the Company issued warrants to purchase 15,000 shares of the Company's common stock exercisable at $8 per share through February 28, 1998.

    In addition, the Company signed an agreement to provide certain future sales representation services on an exclusive basis to the buyer of the networks for a period of three years. In connection with the sales representation agreement, the Company received a nonrefundable $1,000,000 advance which was recognized as income in accordance with the terms of the agreement.

ACQUIRED SPORTS RADIO PROGRAM LIBRARY

    On December 14, 1994, the Company acquired a collection of sports radio broadcasts (the Library) from a corporation controlled by an officer of the Company. The Library was acquired for $1,500,000 (exclusive of acquisition costs of $19,286) payable, $750,000 at closing and $750,000 on April 1, 1995.

BROADCAST RESULTS GROUP (BRG)

    On August 29, 1995, the Company acquired substantially all of the assets of BRG for $2,337,500 cash and a noninterest bearing, 18-month note payable with a face amount of $412,500. The assets of BRG acquired by the Company consist principally of intellectual properties and other intangibles, including production music libraries, third-party radio station affiliate broadcast contracts, and copyrights. The Company did not assume any preacquisition accounts payable or other obligations of BRG, except for certain commitments under real property and equipment leases. The acquisition of BRG has been accounted for using the purchase method of accounting. The former chief executive officer and 39% stockholder of BRG has been employed by the Company pursuant to a four-year employment agreement.

                         PREMIERE RADIO NETWORKS, INC.

2. ACQUISITIONS AND DISPOSITIONS (CONTINUED)
    The results of operations of BRG have been included in the consolidated statement of income from the date of acquisition.

    The net purchase price was allocated as follows:

Property, plant and equipment...........................  $  25,000
Intellectual property...................................  2,543,000
Other assets............................................     25,000
                                                          ---------
                                                          $2,593,000
                                                          ---------
                                                          ---------

PHILADELPHIA MUSIC WORKS (PMW)

    On September 27, 1996 the Company acquired substantially all of the assets of Philadelphia Music Works, Inc. (PMW) from an employee (the former chief executive officer of BRG) of the Company, for total consideration of $635,000, consisting of $435,000 in cash and $200,000 in a 6.5% interest, two-year promissory note payable. Further, additional consideration of up to $700,000 may be payable depending upon the audience levels delivered by PMW in the future.

    The assets of PMW acquired by the Company consist principally of intellectual properties and other intangible assets, including a library of over 6,000 jingles, third-party radio station affiliate broadcast contracts, and copyrights. The Company did not assume any pre-acquisition accounts payable or other obligations of PMW, except for certain commitments under real property and equipment leases. The acquisition of PMW has been accounted for using the purchase method of accounting.

    On September 27, 1996 the Company amended and restated an August 29, 1995 agreement pursuant to which it had entered into future commitments to acquire licenses to three (3) production music libraries from Canary Productions, Inc. (Canary), which is wholly-owned by an employee of the Company. Under the amended and restated agreement, the Company has entered into future commitments to acquire a license to one (1) additional production music library, or four (4) production music libraries in total, from Canary. The licenses to the production music libraries will be acquired by the Company, one each year during the next four years, for a purchase price that will be based upon a formula of a multiple of earnings of each such library, payable in cash or shares of the Company's Class A common stock. Subsequent to December 31, 1996, the Company acquired the license to the first such library for a nominal amount.

    The net purchase price of PMW was allocated as follows:

Property, plant and equipment.............................  $  10,000
Intellectual property.....................................    676,000
Other assets..............................................     25,000
                                                            ---------
                                                            $ 711,000
                                                            ---------
                                                            ---------

    The results of operations of PMW have been included in the consolidated statement of income from the date of acquisition.

                         PREMIERE RADIO NETWORKS, INC.

2. ACQUISITIONS AND DISPOSITIONS (CONTINUED)
CUTLER PRODUCTIONS, INC. AND SJM PRODUCTIONS, INC. (CUTLER)

    On October 1, 1996, the Company consummated an agreement pursuant to which it acquired substantially all of the assets of Cutler Productions, Inc. and SJM Productions, Inc. (collectively, Cutler) for consideration consisting of $8,500,000 in cash.

    The assets of Cutler acquired by the Company consist principally of intellectual properties and other intangibles, including third-party radio station affiliate broadcast contracts, a library of programs and program rights, and copyrights. The Company did not assume any pre-acquisition accounts payable or other obligations of Cutler, except for certain commitments under real property and equipment leases. The acquisitions of Cutler has been accounted for using the purchase method of accounting. Cutler's sole shareholder and Chief Executive officer has been employed by the Company pursuant to a three year employment agreement.

    The net purchase price of Cutler was allocated as follows:

Property, plant and equipment...........................  $  75,000
Intellectual property...................................  8,736,000
Covenant not to compete.................................    100,000
Other assets............................................    180,000
                                                          ---------
                                                          $9,091,000
                                                          ---------
                                                          ---------

    The results of operations of Cutler have been included in the consolidated statement of income from the date of acquisition.

    In connection with the acquisition of Cutler, the Company paid Archon Communications Inc. (Archon) a fee of $100,000.

    The following summarized, unaudited pro forma statements of operations give effect to the acquisition of PMW and Cutler as if the acquisitions had occurred at the beginning of each period presented and after giving effect to certain adjustments, including the inclusion of PMW's and Cutler's operations during the years ended December 31, 1996 and 1995. The summarized, unaudited pro forma statements of income do not purport to be indicative of the results of operations that actually would have resulted had the sale occurred on the date indicated, and is not intended to be indicative of future results.

                                                                    YEAR ENDED DECEMBER 31
                                                                 ----------------------------
                                                                     1996           1995
                                                                 -------------  -------------
                                                                         (UNAUDITED)
Net operating revenue..........................................  $  28,654,000  $  22,689,000
Operating income...............................................      5,547,000      3,681,000
Net income.....................................................      2,774,000      2,516,000
Primary earnings per share.....................................  $        0.32  $        0.45
Weighted average common and common equivalent shares
 outstanding...................................................      8,929,954      6,105,494

3. JOINT VENTURES

    On May 28, 1993, the Company entered into an agreement with Mediabase, a Michigan corporation, pursuant to which the Company and Mediabase formed a joint venture to nationally syndicate the Monday

                         PREMIERE RADIO NETWORKS, INC.

3. JOINT VENTURES (CONTINUED)
Morning Replay research service to radio stations principally throughout the United States and Canada. The joint venture had commenced operations as Mediabase Premiere Radio Networks (MPRN) and was 50% owned by each party, with profits and losses shared equally. During the period May 28, 1993 through April 27, 1994, the Company accounted for this joint venture using the consolidation method of accounting as it held a majority of the seats on the Executive Committee and had management control of the joint venture.

    Effective April 27, 1994, the Company acquired the remaining 50% share of MPRN for $3,216,915, including transaction costs. The purchase price was allocated to tangible equipment of $230,000 and $2,720,559 to intellectual property (net of the carrying value of the minority interest of $266,356).

    On March 20, 1995, the Company entered into a joint venture agreement with Marketing/Research Partners, Inc. (MRPI) to nationally syndicate Newstrack (Newstrack Joint Venture), a research service jointly developed by the Company and MRPI. The Newstrack Joint Venture commenced operations on or about September 1, 1995.

    In exchange for a 75% interest in the Newstrack Joint Venture, the Company agreed to contribute $265,000 payable in four quarterly payments of $66,250 commencing on August 15, 1995, and advance certain commencement costs related to the Newstrack Joint Venture. MRPI received a 25% interest in the Newstrack Joint Venture for contributing computer systems and providing certain research services for a one-year period.

    The Company had the option to acquire MRPI's interest in the Newstrack Joint Venture anytime after May 1, 1997 based upon a multiple of Newstrack's pre-tax earnings, or at an earlier date based upon defined conditions. Effective September 3, 1996, the Company acquired the remaining 25% minority interest from MRPI for $303,188.

4. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                                           DECEMBER 31
                                                                    --------------------------
                                                                        1996          1995
                                                                    ------------  ------------
Office furniture and equipment....................................  $  2,101,584  $  1,758,283
Production and programming equipment..............................     1,220,861       973,372
Leasehold improvements............................................       799,449       445,417
                                                                    ------------  ------------
                                                                       4,121,894     3,177,072
Less accumulated depreciation and amortization....................     1,802,955     1,379,735
                                                                    ------------  ------------
                                                                    $  2,318,939  $  1,797,337
                                                                    ------------  ------------
                                                                    ------------  ------------

5. NOTES PAYABLE

    On March 19, 1993, the Company entered into an agreement (as subsequently amended) with Bank of America NT&SA (the Bank) whereby the Company obtained a $2,200,000 term loan which was subsequently amended to $4,200,000 on July 15, 1994 and a $2,000,000 working capital line of credit which expired on May 15, 1996. Both loans were secured by substantially all the assets of the Company. Outstanding borrowings were repaid in full in January 1996.

                         PREMIERE RADIO NETWORKS, INC.

5. NOTES PAYABLE (CONTINUED)
    In connection with the acquisition of BRG, the Company issued a $412,500 non-interest bearing note payable, due in January 1997. In connection with the acquisition of PMW the Company issued a $200,000, 6 1/2% interest note payable due in equal quarterly installments of principal and accrued interest over two years (see Note 2).

6. COMMITMENTS AND CONTINGENCIES

    The Company leases space for its office and production facilities under operating leases expiring at various dates through 2000. Renewal options are available on certain of these leases. Future minimum lease payments under noncancelable operating leases, including amounts payable under barter arrangements, at December 31, 1996, are as follows:

1997....................................................  $ 899,000
1998....................................................    734,000
1999....................................................    494,000
2000....................................................    458,000
2001....................................................         --
                                                          ---------
                                                          $2,585,000
                                                          ---------
                                                          ---------

    Rental expense under operating leases was $671,585 in 1996, $453,248 in 1995 and $312,508 in 1994.

    The Company is, from time to time, a party to various legal actions and complaints arising in the ordinary course of business. In the opinion of the Company's management, all such matters are without merit or involve amounts which, in the event of unfavorable disposition, will not have a material impact on the Company's financial position or results of operations.

7. INCOME TAXES

    The components of the provision (benefit) for income taxes are as follows:

                                                          1996          1995          1994
                                                      ------------  ------------  ------------
Current:
  Federal...........................................  $  1,766,000  $  1,577,000  $  1,423,000
  State.............................................       423,000       434,000       299,000
                                                      ------------  ------------  ------------
                                                         2,189,000     2,011,000     1,722,000
Deferred:
  Federal...........................................      (384,000)     (226,000)     (287,000)
  State.............................................      (107,000)      (64,000)      (66,000)
                                                      ------------  ------------  ------------
                                                          (491,000)     (290,000)     (353,000)
                                                      ------------  ------------  ------------
                                                      $  1,698,000  $  1,721,000  $  1,369,000
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax

                         PREMIERE RADIO NETWORKS, INC.

7. INCOME TAXES (CONTINUED)
purposes. Significant components of the Company's current deferred tax assets as of December 31 are as follows:

                                                                          1996         1995
                                                                      ------------  ----------
Accounts receivable allowance.......................................  $    121,000  $  169,000
Deferred compensation...............................................       143,000     196,000
State income taxes..................................................        65,000      50,000
Unrealized losses on securities.....................................        78,000      18,000
Deferred revenue....................................................       706,000      33,000
Accrued expenses....................................................        17,000     110,000
Other...............................................................        29,000      33,000
                                                                      ------------  ----------
Total...............................................................     1,159,000     609,000
Valuation allowance.................................................       (60,000)    (60,000)
                                                                      ------------  ----------
Net deferred tax assets.............................................  $  1,099,000  $  549,000
                                                                      ------------  ----------
                                                                      ------------  ----------

    The effective tax rate varied from the statutory federal income tax rate as follows:

                                                                     1996       1995       1994
                                                                   ---------  ---------  ---------
Statutory federal rate...........................................       34.0%      34.0%      34.0%
State and local taxes, net of federal tax benefit................        5.1        5.2        4.6
Other items......................................................        1.9        1.0        2.2
                                                                   ---------  ---------  ---------
Effective income tax rate........................................       41.0%      40.2%      40.8%
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

8. BARTER ARRANGEMENTS

    The Company exchanges otherwise perishable, unsold commercial broadcast time for products and services. Net operating revenue includes $1,517,210 in 1996, $1,337,809 in 1995 and $1,194,427 in 1994, representing the fair value of products or services exchanged for broadcast time. Selling and general and administrative expenses include the fair value of products and services utilized of $1,010,906 in 1996, $956,661 in 1995 and $1,003,222 in 1994. Additions to
property and equipment through such transactions were $70,350 in 1996, $425,936 in 1995 and $187,342 in 1994.

    Included in accounts payable, accrued expenses and other liabilities at December 31, 1996 and 1995, is $159,686 and $193,729, respectively, representing the fair value of goods and services owed by the Company to third parties under noncancelable agreements for commercial time broadcast prior to December 31 of the respective years.

9. RETIREMENT PLANS, EXECUTIVE BONUS POOL, EXECUTIVE LIFE INSURANCE AND EXECUTIVE LOAN

       The Company provides for retirement through a profit-sharing plan, as subsequently amended into a qualified 401(k) savings retirement plan, and through a non-qualified Supplemental Executive Retirement Plan (SERP).

    The Company's 401(k) savings retirement plan covers all eligible employees. Contributions were determined by the Board of Directors subject to maximum limitations as provided in the Internal Revenue

                         PREMIERE RADIO NETWORKS, INC.

9. RETIREMENT PLANS, EXECUTIVE BONUS POOL, EXECUTIVE LIFE INSURANCE AND EXECUTIVE LOAN (CONTINUED)
Code. Contributions by the Company made under the plan and included in the accompanying statements of income were $58,800 in 1996, $69,000 in 1995 and $80,000 in 1994.

    Under the 401(k) savings retirement plan (401(k) Plan), all employees who have completed one year of service or 1,000 hours of service in that year with the Company are eligible to join the 401(k) Plan on January 1 or July 1 of any given year. All eligible employees may contribute from 1% to 15% of their annual compensation on a pre-tax basis subject to annual IRS limitations. The Company makes matching contributions in an amount equal to 20% of the employee's contributions up to 10% of their annual compensation. Matching contributions made by the Company vest 20% per year beginning with the employee's first date of eligibility and participation in the 401(k) Plan.

    The Company has an Executive Bonus Pool under which bonuses are paid to executives at the discretion of the Compensation Committee. Amounts recorded as expense under the plan were $285,000 in 1996, $240,000 in 1995 and $170,000 in
1994.

    Effective December 31, 1995, the Company adopted a SERP for 5% or more stockholder/employees and certain designated executive officers of the Company. Under the SERP, all eligible employees may defer up to 100% of their annual compensation up to a maximum of $100,000 per year and earn interest on their deferred amounts. The total participant deferrals, were $120,000 and $230,000 during the years ended December 31, 1996 and 1995, respectively.

    During 1996, the Company entered into split-dollar life insurance agreements with certain executives of the Company. Under the terms of the agreements, the Company purchases life insurance policies on behalf of the executives that build cash surrender value while also providing life insurance benefits for the executives. The Company is entitled to a refund of all previously paid premiums or the cash surrender value, whichever is lower. In the event of the death of the executive, the Company will immediately be entitled to a refund of previously paid premiums. The Company may terminate the agreements at any time by giving written notice to the executive. At December 31, 1996, none of the executive insurance policies had any cash surrender value in excess of previously paid premiums.

    As contemplated pursuant to the terms of an employment agreement, on November 10, 1995, the Company loaned its Chief Executive Officer (the Executive) $800,000, which is secured by 170,000 and 85,000 shares of the Company's common stock and Class A common stock, respectively, owned by the Executive. The loan is non-recourse and bears interest, payable quarterly, at the Bank's Reference Rate, as announced on the first day of each quarter. The loan is payable on the earlier of July 28, 1999, or such date as the Executive ceases full-time employment with the Company (or, if the Company terminates such employment without cause, one year thereafter). Not less than 70% of the net proceeds of the sale by the Executive of any pledged shares and 25% of the net proceeds of sale of any other Company shares owned by the Executive shall be applied to repayment of the loan. The number of pledged shares will be reduced proportionately in the event of partial principal payments on the loan, provided that no collateral would be released to the extent the fair market value or the collateral remaining as security is less than 200% of the outstanding principal amount. During 1996, the executive repaid $197,664 in principal.

                         PREMIERE RADIO NETWORKS, INC.

10. DEBT AND EQUITY PLACEMENT

    On July 26, 1995, the Company's stockholders approved, and on July 28, 1995 (Closing Date), the Company consummated, various agreements including the Securities Purchase Agreement with Archon pursuant to which Archon provided to the Company standby commitments (Commitment Agreements) to purchase up to $10,800,000 of subordinated debentures (Debentures) and purchased from the Company 750,000 shares of common stock and 1,221,750 Class B warrants (659,250 warrants were placed in escrow to be released to Archon pro rata if Debentures were issued by the Company or upon termination of the commitments, whichever came first) for aggregate cash consideration of $4,025,000. The Debentures were issuable in units consisting of $1,000 principal amount of Debentures and 150 detachable Class A warrants exercisable at $7.00 per share (an aggregate or up to 1,620,000 detachable Class A warrants were issuable). The Debentures were issuable at the Company's call through October 28, 1996. In the event the Company did not exercise its call rights with respect to the Debentures, Archon was still entitled to receive 1,060,500 of the Class A warrants.

    On the Closing Date, the Company paid Archon a commitment fee of $108,000 for executing the Commitment Agreements and $40,000 representing the first of five annual installments for providing standby commitments to purchase the Debentures. The Company was also obligated to pay Archon a facility fee equal to 0.30% per quarter of the average principal amount of the unused subordinated debentures which facility fee was waived by Archon effective January 1, 1996. In addition, the Company paid $204,000 directly to or on behalf of Archon for legal and professional fees and expenses incurred by Archon in connection with these transactions.

    All of the securities, including the Debentures, common stock and warrants, have certain registration and piggyback rights.

    Under the Securities Purchase Agreement, Archon and the Company's principal stockholders and executive officers (the Insiders) have entered into a Stockholders' Agreement. Under the Stockholders' Agreement, the Insiders and Archon have entered into a Voting Trust Agreement pursuant to which Archon has contributed 500,000 shares of common stock and 250,000 shares of Class A common stock and the Insiders have contributed 1,288,624 shares of common stock, and 644,312 shares of Class A common stock. Through the Voting Trust Agreement, Archon has received proxies which will enable it to effectuate 50% control of the voting trust shares and 50% of the shares of Insiders not in the voting trust. In addition, Archon received three seats on the eight-member board of directors and the right to designate two outside directors.

    During January 1996, the Company completed the sale of 1,500,000 shares of Class A common stock at $18.25 per share (after giving effect to the Stock Dividend, holders received 2,250,000 shares of Class A common stock from this sale) pursuant to a follow-on public offering and received net proceeds of $22,049,000 (net of underwriting discounts, commissions and expenses). Included in prepaid expenses and other assets at December 31, 1995, is approximately $511,000 representing expenses incurred in connection with the public offering.

    In connection with this offering, the Company paid Archon a fee of $200,000.

11. WRITE-OFF OF DEBT ISSUANCE COSTS AND OTHER CHARGES

    The Company recorded, as debt issuance costs, the value of the 1,060,500 Class A warrants which were issuable to Archon whether or not the Company exercised its call rights with respect to the Debentures, commitment fees, legal, professional and other costs directly related to the Debentures (Note

                         PREMIERE RADIO NETWORKS, INC.

11. WRITE-OFF OF DEBT ISSUANCE COSTS AND OTHER CHARGES (CONTINUED)
10). Because the Company did not call on Archon to purchase the Debentures by October 28, 1996, the Company wrote off the then remaining unamortized debt issuance costs which resulted in a one-time earnings charge during the fourth quarter of 1996 of $1,949,120.

    In connection with attempted business acquisitions and the assimilation of completed business acquisitions (Note 2) during the year ended December 31, 1996, the Company incurred professional fees, severance, transition and other costs. The costs which aggregated $417,045 were charged to expense in the 1996 statement of income.

12. STOCKHOLDERS' EQUITY

    In connection with the Company's initial public offering on May 5, 1992, the Company issued warrants for 100,000 shares of common stock (and up to 50,000 shares of Class A common stock after giving effect to the Stock Dividend) (such number of warrants are subject to adjustment under certain conditions) to the underwriter that are exercisable through April 28, 1997. At December 31, 1996, warrants for 52,667 and 27,334 shares of common stock and Class A common stock, respectively, at an exercise price of $4.31 per share were outstanding.

    The Company purchased 1,000 shares of common stock and 186,600 shares of Class A common stock in 1996 at an aggregate cost of $1,950,398. At December 31, 1996 the Company had remaining authorization under its stock repurchase program to acquire up to an aggregate value of $1,049,602 of either class of its common stock.

    As a condition, among others, to the consummation of the Securities Purchase Agreement (Note 10), the Company reincorporated from the State of California to the State of Delaware. Upon completion of the reincorporation, each outstanding share of the Company's common stock, no par value, was converted into one share of common stock, $.01 par value of the Delaware corporation. In addition, the authorized capital stock of the Delaware corporation was expanded to include 14,000,000 shares of Class A common stock, $.01 par value, and 5,000,000 shares of "blank check" preferred stock, $.01 par value. The common stock and Class A common stock are identical in all respects except that each share of common stock will be entitled to one vote and Class A common stock will be entitled to one-tenth vote on all matters submitted to stockholders.

    In August 1996, the Company's stockholders approved an amendment to the Certificate of Incorporation of the Company which provided that (a) each share of common stock is entitled to ten votes per share and each share of Class A common stock is entitled to one vote per share, (b) each share of common stock is convertible into one share of Class A common stock at the option of the holder thereof, (c) that the Company may not treat the common stock and Class A common stock differently (except for voting rights) in any merger, reorganization, recapitalization or similar transaction or support a tender offer which attempts to do so, and (d) the authorized number of shares of common stock and Class A common stock be increased to 14,000,000 and 20,000,000 shares, respectively.

13. STOCK OPTION PLANS

    On May 5, 1992, the Company established the 1992 Stock Option Plan (1992
Plan) pursuant to which 547,207 and 221,029 shares of common stock and Class A common stock, respectively, have been reserved for issuance under the 1992 Plan. All options were granted at no less than the fair market value of the shares on the date of grant (or 110% of fair market value, in the case of persons owning 10% or more of

                         PREMIERE RADIO NETWORKS, INC.

13. STOCK OPTION PLANS (CONTINUED)
the Company's stock on the date of grant). On July 26, 1995, the Company's stockholders approved the Company's 1995 Stock Option Plan (1995 Plan) pursuant to which additional options for 1,113,887 Class A common stock have been reserved for future issuance.

    The Company's 1992 Plan and 1995 Plan have certain anti-dilution provisions. As a result of the Stock Dividend, options authorized, granted and outstanding on the record date of the Stock Dividend were adjusted accordingly. At December 31, 1996, an aggregate of 1,722,438 options have been granted under the Company's stock option plans and 898,115 options were vested and exercisable.

    The Company has elected to follow APB 25 (Note 1) in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS 123, requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

    Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for each of the years ended December 31, 1996 and 1995: risk-free interest rates ranging from 5.5% to 6.5%; volatility factors of the expected market price of the Company's common stock of 0.551; and a weighted-average expected life of the options ranging from 1 to 5 years.

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Given this method of amortization, the initial impact of applying SFAS 123 on pro forma net income and pro forma earnings per share is not representative of the potential impact on pro forma amounts in future years, when the effect of amortization from multiple awards would be reflected. The Company's pro forma information follows:

                                                                        1996          1995
                                                                    ------------  ------------
Pro forma net income..............................................  $  1,221,832  $  2,691,289
Pro forma earnings per share......................................  $       0.13  $       0.37

                         PREMIERE RADIO NETWORKS, INC.

13. STOCK OPTION PLANS (CONTINUED)
    The following is a summary of stock options granted, exercised and terminated through December 31:

                                                       1996                     1995                     1994
                                              -----------------------  -----------------------  -----------------------
                                                           WEIGHTED                 WEIGHTED                 WEIGHTED
                                                            AVERAGE                  AVERAGE                  AVERAGE
                                                           EXERCISE                 EXERCISE                 EXERCISE
                                               OPTIONS       PRICE      OPTIONS       PRICE      OPTIONS       PRICE
                                              ----------  -----------  ----------  -----------  ----------  -----------
Outstanding at beginning of year............     910,873   $    6.18      755,323   $    4.64      727,601   $    4.63
Granted.....................................     643,500   $   10.50      264,375   $    9.90       63,750   $    4.73
Exercised...................................     (95,230)  $    4.32     (108,825)  $    4.52      (16,250)  $    4.76
Forfeited...................................     (39,653)  $    6.78           --          --      (19,778)  $    4.63
                                              ----------  -----------  ----------       -----   ----------       -----
Outstanding at end of year..................   1,419,490   $    8.24      910,873   $    6.18      755,323   $    4.64
                                              ----------  -----------  ----------       -----   ----------       -----
                                              ----------  -----------  ----------       -----   ----------       -----
Exercisable at end of year..................     898,115   $    6.83      806,370   $    5.10      701,063   $    4.72
                                              ----------  -----------  ----------       -----   ----------       -----
                                              ----------  -----------  ----------       -----   ----------       -----
Weighted average fair value of options
 granted during year........................               $    5.11                $    3.76

    Exercise prices for options outstanding as of December 31, 1996 ranged from $3.83 to $20.00. The weighted average remaining contractual life of those options is 3.6 years. Options vest over a period of two or five years from respective grant dates.

    At December 31, 1996, the Company had outstanding, other than the Class A warrants and Class B warrants (Note 10), and the warrants issued to an underwriter in connection with its initial public offering (Note 12), 52,500 and 26,250 warrants to purchase common stock and Class A common stock issued to a company controlled by a director of the Company, respectively, at an exercise price of $5.17 per share, and 135,000 warrants to purchase Class A common stock at $8.67 per share issued to certain current and former directors of the Company.

    During October 1996 the Company granted 60,000 options to an affiliate of Archon at an exercise price of $11.00 per share.

14. NOTE RECEIVABLE

    On November 15, 1995, the Company loaned $500,000 to Major Networks, Inc. (Major) secured by certain of Major's accounts receivable and five sports programs. The loan does was noninterest bearing and was payable from proceeds of accounts receivable collected by the Company under the terms of a sales representation agreement. During 1996, the loan was repaid.

15. INVESTMENTS

    During November 1996 the Company acquired 5% of the outstanding common shares of Audionet, Inc. (Audionet) for $4,000,028 in cash. The investment which is available for sale is being carried at fair value (approximates cost at December 31, 1996). Under separate agreements, Audionet has retained the Company as Audionet's exclusive network radio sales representative, and has paid to the Company an advance of $2,000,000 towards Audionet's commitment to purchase network radio advertising from the Company over a two-year period. At December 31, 1996 the Company has recorded $1,766,800 of deferred revenue representing the unrecognized amount of the advance paid by Audionet.

                         PREMIERE RADIO NETWORKS, INC.

15. INVESTMENTS (CONTINUED)
    Also, included in investments at December 31, 1996 is $215,240 representing the estimated fair value of third-party common stock acquired in exchange for commercial time broadcast prior to December 31, 1996. At December 31, 1996, an unrealized loss of $150,112, which was offset by deferred income taxes of $60,000, was charged to stockholders' equity.

16. SUBSEQUENT EVENT--ACQUISITION OF AFTER MIDNITE ENTERTAINMENT, INC.

    Effective on January 7, 1997, pursuant to an Agreement and Plan of Merger By and Among the Company, After MidNite Entertainment, Inc. (AME) and the Shareholders of AME dated as of January 1, 1997 (Merger Agreement), a wholly-owned merger subsidiary of the Company acquired 100% of the outstanding shares of AME for consideration consisting of $3,900,000 cash and 400,000 shares of the Company's Class A common stock. Under the terms of the Merger Agreement, the Company has agreed to pay additional consideration either in cash or additional shares of Class A common stock, at its option, if the market value of the Class A common stock is less than $16.00 per share one year from the closing date of the transaction.

    Pursuant to the terms of the Merger Agreement, the sellers assumed responsibility for all pre-acquisition accounts payable or other obligations of AME, except for certain commitments under real property and equipment leases. In addition, the sellers retained AME's pre-Closing accounts receivable and cash balances as of the closing date of the transaction. The acquisition of AME will be accounted for by the Company as a purchase.

    In connection with the AME acquisition, the Company entered into various agreements with a former shareholder of AME, whereby, among other things, the Company paid the shareholder a transaction fee in the amount of $500,000. In addition, the Company has agreed to retain the shareholder under a two-year consulting agreement and the shareholder was nominated to the Company's Board of Directors in January 1997.

17. SUBSEQUENT EVENT (UNAUDITED)--SALE OF 100% OF THE COMPANY'S COMMON STOCK TO JACOR COMMUNICATIONS, INC.

    On April 7, 1997, the Company announced that it had signed a definitive merger agreement with Jacor Communications, Inc. (Jacor) pursuant to which Jacor will acquire 100% of the outstanding common stock, Class A common stock and common stock equivalents of the Company for cash and stock valued at approximately $185 million or approximately $18 per share, consisting of $13.50 in cash with the balance in Jacor common stock. The acquisition price is subject to adjustment in certain circumstances. Actual closing of the merger transaction is subject to regulatory review, including the expiration of the applicable Hart-Scott-Rodino waiting period, and other customary closing considerations.